UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2006
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 15, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Advanced Energy Industries, Inc. (the “Company”) determined to award second-half 2005 cash bonuses to the Company’s executive officers and other key employees under the 2005 Executive Compensation Plan. Such awards were based upon the Company’s results of operations in the second half of 2005.
     The following half-year bonuses were awarded to the executive officers of the Company:

Hans Georg Betz	$63,180
Charles S. Rhoades	45,000
Mark D. Hartman	8,000
James Guilmart	12,000
     The Committee also authorized the executive officers of the Company to allocate second-half 2005 cash bonuses to other employees of the Company, in the aggregate amount of approximately $1.1 million. Approximately 887 employees will participate in such bonus pool.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: March 21, 2006	/s/ Mark D. Hartman
Mark D. Hartman, Principal Financial and
Accounting Officer